Putnam Global Income Trust, April 30, 2006, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2006, Putnam Management has
assumed $1,073 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 2,389
		Class B 470
		Class C 59

72DD2		Class M 612
		Class R 2
		Class Y 76

73A1		Class A 0.324
		Class B 0.278
		Class C 0.279

74A2		Class M 0.309
		Class R 0.312
		Class Y 0.339

74U1		Class A 7,025
		Class B 1,485
		Class C 216

74U2		Class M 1,905
		Class R 9
		Class Y 209

74V1		Class A 12.08
		Class B 12.04
		Class C 12.05

74V2		Class M 12.01
		Class R 12.08
		Class Y 12.09

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.